UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7501 Wisconsin Avenue
Suite 1200E
Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2013, Walker & Dunlop, LLC (the “Borrower”), the operating subsidiary of Walker & Dunlop, Inc. (the “Company”), entered into a Fifth Amendment to Warehousing Credit and Security Agreement (the “Amendment”) with Bank of America, N.A., as credit agent (the “Agent”), and the lenders party thereto (the “Lenders”). The Amendment amends that certain Warehousing Credit and Security Agreement, dated as of September 4, 2012, by and among the Borrower, the Agent and the Lenders (as so amended and as amended from time to time, the “Warehousing Agreement”), extending the expiration date of the Warehousing Agreement from September 3, 2013 to September 2, 2014.  The Amendment also contains customary representations and warranties of the Borrower.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Agent and its affiliates have various relationships with the Company and the Borrower  involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, trust and other services. In addition, the Borrower  has entered into forward delivery commitments in the ordinary course of business with affiliates of the Agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Fifth Amendment to Warehousing Credit and Security Agreement, dated as of August 30, 2013, by and among Walker & Dunlop, LLC, as borrower, Bank of America, N.A., as credit agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC.
(Registrant)

Date: September 5, 2013	By:	/s/ Richard M. Lucas
Name: Richard M. Lucas
Title: Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Fifth Amendment to Warehousing Credit and Security Agreement, dated as of August 30, 2013, by and among Walker & Dunlop, LLC, as borrower, Bank of America, N.A., as credit agent, and the lenders party thereto.